==============================================================================================================================
                                                                                                                   EXHIBIT 12
==============================================================================================================================
                       SOUTHWESTERN BELL TELEPHONE COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                               Dollars in Millions


                                           THREE MONTHS ENDED
                                               MARCH 31,                             YEAR ENDED DECEMBER 31,
                                        -------------------------  -------------------------------------------------------------
                                             1997        1996        1996       1995         1994         1993         1992
                                          ---------------------  -------------------------------------------------------------
Income Before Income Taxes,
Extraordinary Loss
and Cumulative Effect of                  $    626    $    559   $   2,168   $   1,688    $   1,586   $    1,424   $    1,325
Changes
     Add:Interest Expense                       84          83         327         340          358          385          409
         1/3 Rental Expense                      9           8          33          26           25           23           27
                                          ---------   ---------  ----------  ----------   ----------  -----------  -----------

     Adjusted Earnings                    $    719    $    650   $   2,528   $   2,054    $   1,969   $    1,832   $    1,761
                                          =========   =========  ==========  ==========   ==========  ===========  ===========

Total Interest Charges                    $     89    $     88   $     348   $     340    $     358   $      385   $      409
1/3 Rental Expense                               9           8          33          26           25          223           27
                                          ---------   ---------  ----------  ----------   ----------  -----------  -----------

     Adjusted Fixed Charges               $     98    $     96   $     381   $     366    $     383   $      408   $      436
                                          =========   =========  ==========  ==========   ==========  ===========  ===========

Ratio of Earnings to Fixed Charges            7.34        6.77        6.64        5.61         5.14         4.49         4.04

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